UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 19, 2020

National CineMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33296			20-5665602
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)			(I.R.S. Employer Identification No.)

6300 S. Syracuse Way	Suite 300	Centennial	Colorado	80111
(Address of Principal Executive Offices)				(Zip Code)
(303) 792-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	NCMI	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 19, 2020, the Board of Directors (the “Board”) of National CineMedia, Inc. (the “Company”) elected Juliana F. Hill as a member of the Board. Ms. Hill was appointed to fill the vacancy created by the unexpected death of Mr. David R. Haas on March 28, 2020. The Board also confirmed the appointment of Ms. Hill to the Audit Committee. Following Ms. Hill’s appointment, the Audit Committee is composed of Mark B. Segall, as interim chairperson, Lawrence A. Goodman, and Ms. Hill.
Ms. Hill is the owner of JFH Consulting, which she founded in 2013 to provide financial and strategic advisory services. From 2013 to 2019, Ms. Hill worked at iHeartMedia, Inc., formerly Clear Channel Communications, Inc., as the Senior Vice President of Liquidity and Asset Management, and also led a steering committee for the separation of iHeartMedia's subsidiary, Clear Channel Outdoor Holdings. From 2000 to 2010, she worked as iHeartMedia’s Senior Vice President of Finance where she created and managed the finance, corporate development and treasury functions during a period of high growth, including the company's mergers with AMFM, Inc. and SFX Entertainment. Prior to joining iHeartMedia, Ms. Hill was an associate in US West Communications, Inc.’s executive development program and an audit manager at Ernst & Young LLP. She holds a B.S. in accounting from Trinity University, an M.B.A. from the Kellogg School of Management, Northwestern University, and is a certified public accountant.
The Board has determined that Ms. Hill is an independent director as determined by the rules of the Nasdaq Stock Market. There are no family relationships between Ms. Hill and any director or executive officer of the Company.
Ms. Hill will be eligible to receive compensation in accordance with the Company’s standard arrangements for non-employee directors, as described under “Non-Employee Director Compensation” in the Company’s definitive proxy statement filed on March 13, 2020. Ms. Hill was awarded, effective upon her election, 12,693 restricted stock units under the Company’s 2020 Omnibus Incentive Plan.

Item 7.01	Regulation FD Disclosure
On August 21, 2020, the Company issued a press release announcing the appointment of Ms. Hill to the Company’s Board. A copy of the press release is furnished as Exhibit 99.1 hereto.
The information in this Item 7.01, including the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by reference to such filing.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release of National CineMedia, Inc. dated August 21, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: August 21, 2020	By:	/s/ Sarah Kinnick Hilty
Sarah Kinnick Hilty
Executive Vice President, General Counsel and Secretary